SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 26, 2006

Beckman Coulter, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10109	95-104-0600
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 N. Harbor Boulevard
Fullerton, California 92834-3100
(Address of principal executive offices) (Zip Code)

(714) 871-4848
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 26, 2006, Beckman Coulter and  Elias Caro, one of Beckman Coulter’s Named Executive Officers, entered into a Transition and Retirement Agreement (the “Agreement”). The Agreement specifies that Mr. Caro’s retirement date will be on July 31, 2006. The Agreement also provides that Mr. Caro will receive biweekly payments of $12,516.67 for a seventeen month period commencing August 1, 2006, a pro-rated bonus for 2006 at target plus a lump sum payment of 10% of the bonus to reflect retirement plan contributions that would have been made had he continued to be employed, and certain other payments and benefits. Restricted stock grants scheduled to vest in January, 2007 will vest instead on Mr. Caro’s retirement date. The Agreement includes non-competition provisions. Mr. Caro has the right to revoke the Agreement at any time during the seven days following the date he executed the Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 2, 2006

BECKMAN COULTER, INC.

By:              /s/ JACK E. SOROKIN

Name:  Jack E. Sorokin

Title: Assistant General Counsel